Exhibit 10.20(a)

FIRST AMENDMENT TO

SALARY CONTINUATION AGREEMENT

THIS AMENDMENT (the “Amendment”) is adopted March 29, 2016, by First South Bank, located in Washington, North Carolina (the “Employer”), and Bruce W. Elder (the “Executive”).

The Employer and the Executive executed a Salary Continuation Agreement dated June 3, 2014 (the “Agreement”) which provides deferred compensation benefits to the Executive under certain circumstances. The parties wish to amend the Agreement to increase the benefits provided pursuant to the Agreement. The parties agree and acknowledge that this Amendment (i) shall be interpreted in accordance with Internal Revenue Code Section 409A and (ii) increases the amount of benefits provided under the Agreement, but does not change the payment schedule thereunder.

NOW, THEREFORE, the Employer and the Executive adopt the following amendments to the Agreement:

Section 2.1 of the Agreement shall be deleted and replaced by the following:

2.1           Normal Retirement Benefit. Upon Separation from Service after Normal Retirement Age, the Employer shall pay the Executive an annual benefit in the amount of Forty-Two Thousand Dollars ($42,000) in lieu of any other benefit hereunder. The annual benefit will be paid in equal monthly installments commencing the month following Separation from Service and continuing for fifteen (15) years, subject to the conditions and limitations hereinafter set forth.

Sections 2.4, 2.5 and 2.6 of the Agreement shall be deleted and replaced by the following:

2.4           Change in Control Benefit. If a Change in Control occurs, followed within twenty-four (24) months by Separation of Service prior to Normal Retirement Age, the Employer shall pay the Executive an annual benefit in the amount of Forty-Two Thousand Dollars ($42,000) in lieu of any other benefit hereunder. The annual benefit will be paid in equal monthly installments commencing the month following Normal Retirement Age and continuing for fifteen (15) years.

2.5           Death Prior to Separation from Service and Disability. In the event the Executive dies prior to Separation from Service and Disability, the Employer shall pay the Beneficiary an annual benefit in the amount of Forty-Two Thousand Dollars ($42,000) in lieu of any other benefit hereunder. The annual benefit will be paid in equal monthly installments commencing the month following the Executive’s death and continuing for fifteen (15) years.

2.6           Death after Separation from Service or Disability and before Normal Retirement Age. In the event the Executive dies after Separation from Service or Disability, and before Normal Retirement Age, the Employer shall pay the Beneficiary an annual benefit in the amount of Forty-Two Thousand Dollars ($42,000) in lieu of any other benefit hereunder. The annual benefit will be paid in equal monthly installments commencing the month following the Executive’s death and continuing for fifteen (15) years.

The Schedule A originally attached to the Agreement shall be replaced by the Schedule A attached hereto.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Employer have executed this Amendment as indicated below:

Executive	Employer

/s/ Bruce W. Elder	By:	/s/ L. Steven Lee
	Its:	Compensation Committee Chairman

Salary Continuation Plan

Schedule A - Exhibit 10.20(a)

Bruce W. Elder
Birth Date: xx/xx/1962		Early Termination	Disability	Change in Control	Death
Plan Anniversary Date: Dec. 31 Normal Retirement Date: 05/12/2027, Age 65 Normal Retirement Payment: Monthly for 15 Years			Amount Payable Monthly for 15 Years Upon Separation	Amount Payable Monthly for 15 Years Upon Separation	Amount Payable Lump Sum Upon Death
Values As Of	Age	Annual Benefit [1]	Annual Benefit [1,2]	Annual Benefit [1,2]	Annual Benefit [1,2]

4/1/2016	53	0	5,327	42,000	42,000
12/31/2016	54	0	8,480	42,000	42,000
12/31/2017	55	0	12,205	42,000	42,000
12/31/2018	56	16,334	16,334	42,000	42,000
12/31/2019	57	19,977	19,977	42,000	42,000
12/31/2020	58	23,442	23,442	42,000	42,000
12/31/2021	59	26,739	26,739	42,000	42,000
12/31/2022	60	29,876	29,876	42,000	42,000
12/31/2023	61	32,859	32,859	42,000	42,000
12/31/2024	62	35,698	35,698	42,000	42,000
12/31/2025	63	38,398	38,398	42,000	42,000
12/31/2026	64	40,967	40,967	42,000	42,000
5/12/2027	65	42,000	42,000	42,000	42,000

The first line represents the plan values as of April 1, 2016.

1 The annual benefit amount will be distributed in 12 equal monthly payments for a total of 180 monthly payments.

2 Note that accounting rules may require an additional accrual at the time this benefit is triggered.

IF THERE IS A CONFLICT BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.

Bruce W. Elder:	/s/ Bruce W. Elder	By:	/s/ L. Steven Lee

Date:	3/29/16	Title: Chairman Compensation Committee

Date:	3/29/16